UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 19, 2011

Date of Report (Date of earliest event reported)

DG FASTCHANNEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 581-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Scott K. Ginsburg

On October 19, 2011, the Company entered into an amendment (the “CEO Amendment”) to the existing Employment Agreement, dated October 3, 2008, and as amended effective January 1, 2011 (the “First Amendment”), with our Chief Executive Officer, Scott K. Ginsburg (as amended, the “CEO Agreement”).

The CEO Amendment amends the provisions of the CEO Agreement respecting severance. Specifically, the existing CEO Agreement provided that Mr. Ginsburg would be entitled to severance in the event of his voluntary termination of employment for any reason following a change of control.  Pursuant to the CEO Amendment, this severance trigger has been removed and is now limited to his voluntary resignation for good reason.

The above summary of the CEO Amendment is qualified in its entirety by reference to the full text of the CEO Amendment, a copy of which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the Company’s fiscal quarter ended September 30, 2011, the full text of the CEO Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on October 3, 2008, and the full text of the First Amendment, a copy of which was filed as an exhibit to the Quarterly Report on Form 10-Q filed by the Company on May 10, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2011

DG FASTCHANNEL, INC.

By:	/s/ Omar A. Choucair
Name:	Omar A. Choucair
Title:	Chief Financial Officer

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